POWER OF ATTORNEY AND SIGNATURES

The undersigned directors of Casella Waste Systems, Inc. (the "Company"), hereby severally constitute and appoint John W. Casella and James W. Bohlig and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to the registration statement on Form S-1 relating to the resale of 301,673 shares of the Class A Common Stock of the Company and any related subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

                  EXECUTED as of the date set forth opposite our names below.


Signature                                         Date
        /s/ John W. Casella                      May 11, 1998
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John W. Casella


      /s/ James W. Bohlig                        May 11, 1998
---------------------------------
James W. Bohlig


     /s/ Douglas R. Casella                      May 11, 1998
--------------------------------
Douglas R. Casella


     /s/ John F. Chapple III                     May 11, 1998
--------------------------------
John F. Chapple III


     /s/ Kenneth  H. Mead                        May 11, 1998
--------------------------------
Kenneth H. Mead


     /s/ Michael F. Cronin                       May 11, 1998
---------------------------------
Michael F. Cronin


     /s/ Gregory B. Peters                       May 11, 1998
----------------------------------
Gregory B. Peters

